As filed with the Securities and Exchange Commission on August 1, 2023

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Silence Therapeutics plc

(Exact name of registrant as specified in its charter)

England and Wales	Not applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

72 Hammersmith Road London W14 8TH United Kingdom (Address of Principal Executive Offices)	Not applicable (Zip code)

Silence Therapeutics plc 2023 Equity Incentive Plan with Non-Employee Sub-Plan and CSOP Sub-Plan

Silence Therapeutics plc 2018 Employee Long Term Incentive Plan with U.S. Employee Sub-Plan

Silence Therapeutics plc 2018 Non-Employee Long Term Incentive Plan with U.S. Non-Employee Sub-Plan

(Full titles of the plans)

Silence Therapeutics Inc.

221 River Street, 9th Floor

Hoboken, New Jersey 07030

(Name and address for agent for service)

908-938-4221

(Telephone number, including area code, of agent for service)

Copies to:

Joshua A. Kaufman Divakar Gupta Nicolas H.R. Dumont Cooley LLP 55 Hudson Yards New York, New York 10001 +1 212 479 6000	Claire A. Keast-Butler Cooley (UK) LLP 22 Bishopsgate London EC2N 4BQ United Kingdom +44 (0) 20 7583 4055

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,”

“accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information specified in Item 1 and Item 2 of Part I of Form S-8 is omitted from this Registration Statement in accordance with the provisions of Rule 428 under the Securities Act. The documents containing the information specified in Item 1 and Item 2 of Part I of Form S-8 will be delivered to the participants in the plan covered by this Registration Statement as specified by Rule 428(b)(1) under the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents By Reference.

The following documents, which have been filed with the U.S. Securities and Exchange Commission (the “Commission”) by Silence Therapeutics plc (the “Registrant”) are hereby incorporated by reference into this Registration Statement:

(a)
the Registrant’s Annual Report on Form 20-F for the fiscal year ended December 31, 2022 (File No. 001-39487), filed with the Commission on March 15, 2023, which contains audited financial consolidated statements for the years ended December 31, 2022, 2021 and 2020; and
(b)
Our reports on Form 6-K furnished to the Commission on January 12, 2023, March 28, 2023, April 27, 2023, May 1, 2023, May 4, 2023, May 16, 2023, July 3, 2023 and July 11, 2023 (File No. 001-39487).
(c)
the descriptions of the Registrant’s American Depositary Shares and Ordinary Shares contained in the Registrant’s Registration Statement on Form 8-A filed on September 2, 2020 (File No. 001-39487) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description.

In addition to the foregoing, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Any statement contained in this Registration Statement, in an amendment hereto or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed amendment to this Registration Statement or in any document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement, except as to specific section of such statements as set forth therein. Under no circumstances shall any information furnished on Form 6-K be deemed incorporated herein by reference unless such Form 6-K expressly provides to the contrary.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

Subject to the U.K. Companies Act 2006 (the “Companies Act”), members of the registrant’s board of directors and its officers have the benefit of the following indemnification provisions in the registrant’s articles of association.

Current and former members of the registrant’s board of directors or officers shall be:

•
indemnified against all costs, charges, expenses, losses or liabilities which he or she may sustain or incur in or about his or her actual or purported execution or discharge of his or her duties in relation to the registrant or any member of its group, including any liability incurred in disputing, defending, investigating or providing evidence in connection with any actual or threatened or alleged claims, demands, investigations or proceedings, whether civil, criminal or regulatory or in connection with any application under section 661(3) or (4) or section 1157 of the Companies Act; and
•
provided with funds to meet, or do anything to enable a director or other officer of the registrant or any member of its group to avoid incurring, expenditure of the nature described in sections 205(1) or 206 of the Companies Act.

In the case of current or former members of the registrant’s board of directors, in compliance with the Companies Act, there shall be no entitlement to indemnification or funding as referred to above for (i) any liability incurred to the registrant or any associated company (as defined in the Companies Act), (ii) the payment of a fine imposed in any criminal proceeding or a penalty imposed by a regulatory authority for non-compliance with any requirement of a regulatory nature, (iii) the defense of any criminal proceeding if the member of the registrant’s board of directors is convicted, (iv) the defense of any civil proceeding brought by the registrant or an associated company in which judgment is given against the director, and (v) any application for relief under the statutes of the United Kingdom and any other statutes that concern and affect the registrant as a company in which the court refuses to grant relief to the director.

In addition, members of the registrant’s board of directors and its officers who have received payment from the registrant under these indemnification provisions must repay the amount they received in accordance with the Companies Act or in any other circumstances that the registrant may prescribe or where the registrant has reserved the right to require repayment.

In addition, the registrant has entered enter into a deed of indemnity with each of its directors and officers, the forms of which were filed as Exhibit 10.7 to the registrant’s registration statement on Form F-1, as amended (File No. 333-248203), pursuant to which the registrant has agreed to indemnify its directors and officers against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being such a director or officer. In addition to such indemnification, the registrant provides its directors and officers with directors’ and officers’ liability insurance.

Item 7.	Exemption From Registration Claimed.

Not applicable.

Item 8	Exhibits.

See the Exhibit Index below for a list of exhibits filed as a part of, or incorporated by reference into, this Registration Statement, which Exhibit Index is incorporated herein by reference.

Item 9.	Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

EXHIBIT INDEX

Exhibit Number	Description of Exhibit	Incorporated by Reference				Filed Herewith
		Form	File No.	Exhibit	Filing Date
4.1	Amended and restated articles of association of Silence Therapeutics plc adopted by the Registrant on November 1, 2021					X
4.2	Deposit Agreement, by and among the registrant and The Bank of New York Mellon and the Owners and Holders of American Depositary Shares, dated September 4, 2020	F-1	333-254021	4.1	3/8/2021
4.3	Form of American Depositary Receipt	424B3	333-248217	4.1	9/4/2020
5.1	Opinion of Cooley (UK) LLP					X
23.1	Consent of PricewaterhouseCoopers LLP, the registrant’s independent registered public accounting firm					X
23.2	Consent of Cooley (UK) LLP (included in Exhibit 5.1)					X
24.1	Power of Attorney (included on signature page to this registration statement)					X
99.1	Silence Therapeutics plc 2023 Equity Incentive Plan with Non-Employee Sub-Plan and CSOP Sub-Plan					X
99.2	Silence Therapeutics plc 2018 Long-Term Incentive Plan					X
99.3	Silence Therapeutics plc 2018 Non-Employee Long-Term Incentive Plan					X
99.4	Employee U.S. Sub-Plan under the 2018 Employee Long-Term Incentive Plan	S-1	333-248203	10.3	8/20/2020
99.5	Non-Employee U.S. Sub-Plan under the 2018 Non-Employee Long-Term Incentive Plan	S-1	333-248203	10.4	8/20/2020
107	Filing Fee Table					X

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of London, United Kingdom, on the 1st day of August, 2023.

SILENCE THERAPEUTICS PLC

By:	/s/ Craig Tooman
Craig Tooman
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Craig Tooman and Rhonda Hellums, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Craig Tooman Craig Tooman	Chief Executive Officer (Principal Executive Officer)	August 1, 2023

/s/ Rhonda Hellums Rhonda Hellums	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	August 1, 2023

/s/ Giles Campion, M.D. Giles Campion, M D.	Head of R&D, Chief Medical Officer and Executive Director	August 1, 2023

/s/ Iain Ross Iain Ross	Non-Executive Chairman	August 1, 2023

/s/ James Ede-Golightly James Ede-Golightly	Director	August 1, 2023

/s/ Alistair Gray Alistair Gray	Director	August 1, 2023

/s/ Dave Lemus Dave Lemus	Director	August 1, 2023

/s/ Michael Davidson, M.D. Michael Davidson, M.D.	Director	August 1, 2023

By: /s/ Craig Tooman Name: Craig Tooman Title: Chief Executive Officer	Authorized Representative in the United States	August 1, 2023